Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports First Quarter 2019 Results

Bethesda, MD, April 25, 2019 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the first quarter ended March 31, 2019. The Company’s results include the following:

	First Quarter
	2019	2018

	($ in millions except per share and RevPAR data)
Net income	$5.7	$24.5

Same-Property Total RevPAR(1)	$276.76	$265.20
Same-Property Total RevPAR growth rate	4.4%

Same-Property RevPAR(1)	$187.76	$179.98
Same-Property RevPAR growth rate	4.3%

Same-Property EBITDA(1)	$100.1	$97.5
Same-Property EBITDA growth rate	2.7%
Same-Property EBITDA Margin(1)	27.6%	28.0%

Adjusted EBITDAre(1)	$90.5	$59.3
Adjusted EBITDAre growth rate	52.7%

Adjusted FFO(1)	$60.7	$46.2
Adjusted FFO per diluted share(1)	$0.46	$0.67
Adjusted FFO per diluted share growth rate	(31.3%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenue Per Available Room (“RevPAR”), Same-Property Total Revenue Per Available Room (“Total RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We are very pleased with our portfolio’s operating results in the first quarter,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Same-Property Total RevPAR, Adjusted EBITDAre and Adjusted FFO per diluted share beat our outlook largely due to healthy RevPAR growth of 4.3 percent, strong growth of 4.4 percent in other revenues, including food and beverage revenues, and slightly better margins than forecasted. Although March demand trends were weaker than expected for the hotel industry and our portfolio, we continue to experience solid group and transient business and leisure travel demand as our group and transient pace advantages over 2018 remain favorable. Our 2019 outlook for the hotel industry and Pebblebrook remains positive, as the U.S. economy rolls on despite geopolitical uncertainty, employment and wages continue to increase, inflation remains low, and consumer and business confidence remain strong.”

First Quarter Highlights

▪	Net income: The Company’s net income was $5.7 million in the first quarter of 2019, a decrease of $18.9 million as compared to the same period of 2018.

▪
Same-Property Total RevPAR and Same-Property RevPAR: Same-Property Total RevPAR for the quarter grew 4.4 percent over the same period of 2018. Same-Property RevPAR for the quarter increased 4.3 percent over the prior year to $187.76. Same-Property ADR rose 5.3 percent from the prior year to $249.00, and Same-Property Occupancy declined by 1.0 percent to 75.4 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $100.1 million of Same-Property EBITDA for the quarter ended March 31, 2019, up 2.7 percent over the same period of 2018. Same-Property Revenues climbed 4.4 percent, while Same-Property Expenses increased 5.0 percent. Excluding the mandatory California Proposition 13 increases in real estate taxes for the California properties acquired as part of the Company’s corporate acquisition in November 2018, expenses increased approximately 4.0 percent. Same-Property EBITDA Margin for the quarter decreased 45 basis points to 27.6 percent as compared to the same period last year. Excluding the increase in real estate taxes due to California’s Proposition 13, Same-Property EBITDA margin would have increased 24 basis points.

▪	Adjusted EBITDAre: The Company’s Adjusted EBITDAre increased 52.7 percent, or $31.2 million, to $90.5 million from $59.3 million in the prior year period.

▪
Adjusted FFO: The Company’s Adjusted FFO grew 31.3 percent to $60.7 million from $46.2 million in the prior year period, which was impacted by the seasonal operating weakness of the first quarter and the non-seasonal increase in interest expense as a result of the Company’s corporate acquisition in November 2018. The Company’s Adjusted FFO per diluted share declined 31.3 percent to $0.46 compared to the prior year period. The decline in Adjusted FFO per diluted share is due to the increase in diluted share count as a result of the Company’s corporate acquisition in November 2018.

▪
Dividends: On March 15, 2019, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:

▪	$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and

▪	$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.

“In the first quarter, Same-Property Total RevPAR growth of 4.4 percent exceeded the upper end of our guidance due to solid room and other non-room revenue growth such as food and beverage revenues,” noted Mr. Bortz. “In addition to the incredibly strong RevPAR growth of 23.7 percent at our 12 hotels in San Francisco, we also achieved healthy RevPAR growth at our properties in South Florida, Buckhead and Boston. As anticipated, weakness in Chicago, Portland, Washington, DC and Los Angeles offset some of this strength. Hotel expense growth was slightly lower than we anticipated, which allowed better than forecasted revenues to flow to the bottom line of the portfolio. We’re also excited about the significant opportunities with increased economies of scale due to our larger portfolio, which we expect will lead to reduced hotel operating expenses and improved profitability throughout the entire portfolio. We anticipate successfully achieving these improvements throughout 2019 and 2020.”

Update on Strategic Property Redevelopment Plan

During the first quarter, the Company made considerable progress on its strategic property redevelopment plan, which includes repositioning the following select hotels and resorts in the Company’s portfolio through third-party operator or brand changes, as well as planned property reinvestment programs:

▪	Hotel Colonnade Coral Gables, Autograph Collection: On April 17, 2019, Hotel Colonnade Coral Gables converted to an Autograph Collection hotel from a Tribute Portfolio hotel;

▪
The Hotel Zags Portland (formerly Hotel Modera): On April 18, 2019, completed the $1.9 million second phase of a $6.0 million property transformation of Hotel Modera in Portland, which was relaunched as The Hotel Zags Portland, the sixth property in the “Unofficial Z Collection;”

▪
Skamania Lodge: On May 1, 2019, Benchmark Hotels & Resorts will become the third-party operator of this experiential resort in the Columbia River Gorge outside of Portland, Oregon. The Company should benefit from significant marketing and sales synergies between Skamania Lodge and Chaminade Resort & Spa in Santa Cruz, California, which Benchmark Hotels & Resorts also manages for the Company;

▪
L’Auberge Del Mar: On May 1, 2019, Noble House Hotels & Resorts will become the third-party operator of this unique, luxury San Diego area resort. The Company should benefit from the operating and sales synergies from Noble House Hotels & Resorts also operating the Hilton San Diego Resort for the Company, as well as their significant experience operating luxury resorts. The Company also plans to reconfigure, reconcept and renovate the resort’s public space and restaurant in 2020, as well as upgrade the resort’s luxurious guest rooms;

▪
Paradise Point Resort & Spa: On May 1, 2019, Davidson Hotels will become the third-party operator of this exceptional 44-acre San Diego island resort. The Company plans to significantly upgrade the property through a comprehensive renovation and transformation program commencing in 2020;

▪
Villa Florence San Francisco on Union Square: On May 1, 2019, Schulte Hospitality Group will become the third-party operator of the hotel. The Company plans to reconfigure the hotel’s lobby and retail space and enhance the overall guestroom experience through renovations in 2020; and

▪
The Marker San Francisco: On May 15, 2019, Access Hotels & Resorts will become the operator of the hotel. Access Hotels & Resorts currently successfully operates Hotel Spero for the Company, which is just one block from The Marker San Francisco. Combining the operations of these two property teams under one operating company should provide significant operational and sales synergies and cost benefits for both hotels. The Company plans to reconcept, redevelop and relaunch this hotel as part of the “Unofficial Z Collection” by the first half of 2021.

“We are excited about the great progress we’ve made identifying and implementing management and brand changes at numerous hotels and resorts in our portfolio as part of our strategic property redevelopment plan,” advised Mr. Bortz. “While we expect some short-term disruption, which we believe we’ve accounted for in our outlook as we transition to new operators, we expect these strategic changes will generate enhanced long-term operating profitability and value creation as we unlock the significant opportunities that we believe exist across our portfolio of unique, high-quality, lifestyle hotels and resorts. We have several additional third-

party management company and brand changes that we anticipate making and announcing later in 2019 as these agreements and redevelopment plans are finalized.”

Capital Reinvestments

In the first quarter, the Company completed $36.5 million of capital reinvestments throughout its portfolio. The Company intends to start or complete additional renovation and repositioning projects including:

▪	Hilton San Diego Resort (estimated at $21.0 million), which continues its guestroom and meeting center renovation, expected to be completed in the third quarter of 2019;

▪
Westin San Diego Gaslamp Quarter (estimated at $13.0 million), which consists of a guestroom, lobby and restaurant and bar renovation to commence in the fourth quarter of 2019, expected to be completed in the first quarter of 2020;

▪	Embassy Suites San Diego (estimated at $13.0 million), which will receive a guestroom renovation to commence in the fourth quarter of 2019, expected to be completed in the first quarter of 2020;

▪
Viceroy Santa Monica (estimated at $12.0 million), which will undergo a lobby and public area renovation, both interior and exterior, to commence in the fourth quarter of 2019, expected to be completed in the second quarter of 2020;

▪
Le Parc Suite Hotel (estimated at $12.0 million), which will consist of a complete hotel renovation, including the guestrooms, lobby and public areas, to commence in the first quarter of 2020, expected to be completed in the second quarter of 2020; and

▪
Chaminade Resort and Spa (estimated at $10.0 million), which will begin a public space, restaurant, lobby, porte-cochere/entry, exterior patio, and venues renovation in the fourth quarter of 2019, expected to be completed in the second quarter of 2020.

Update on Strategic Disposition Plan

During the first quarter, the Company sold two hotels, Liaison Capitol Hill and Hotel Palomar Washington, DC, for a total of $252.5 million, continuing its previously detailed strategic disposition plan. The Company expects to sell additional assets over the remainder of the year to optimize the portfolio’s growth profile and pay down debt and lower its leverage ratio to a target of 4.0 times to 4.25 times.

In April 2019, the Company executed a contract to sell the 112-room Onyx Hotel in Boston, Massachusetts for approximately $58.3 million to a third party. The contracted sale price reflects a 15.3x EBITDA multiple and a 5.9 percent net operating income capitalization rate (after an assumed annual capital reserve of 4.0 percent of total hotel revenues) based on the hotel’s operating performance for 2018. The sale of the Onyx Hotel is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed on these terms, or at all. The Company is targeting to complete the sale in the second quarter of 2019 and continues to be encouraged with pricing levels and overall buyer interest in the investment markets.

Since the Company commenced its strategic disposition plan on November 30, 2018, and assuming the sale of the Onyx Hotel is completed, 9 hotels will have been successfully sold, generating approximately $1.16 billion of gross sales proceeds. Assuming the sale of the Onyx Hotel is completed, the Company remains on track to generate additional gross sales proceeds during the remainder of 2019 of approximately $290.0 million as part of the plan. The sales to date, including the assumed sale of the Onyx Hotel, reflect a 15.4x EBITDA multiple and a 5.55 percent net operating income capitalization rate (after an assumed annual capital reserve of 4.0 percent of total hotel revenues) based on the operating performance for 2018 of the properties sold.

Capital Markets and Balance Sheet

As of March 31, 2019, the Company had $2.5 billion in consolidated debt at an effective weighted-average interest rate of 3.7 percent. Approximately $1.5 billion, or 60 percent of the Company’s total outstanding debt, was at a weighted-average fixed interest rate of 3.4 percent, and approximately $1.0 billion, or 40 percent, was at a weighted-average floating interest rate of 4.1 percent. The Company had $2.4 billion outstanding in the form of unsecured term loans and no balance outstanding on its $650.0 million senior unsecured revolving credit facility. As of March 31, 2019, the Company had $77.1 million of consolidated cash, cash equivalents and restricted cash.

As of March 31, 2019, the Company’s fixed charge coverage ratio was 3.2 times, and total net debt to trailing 12-month corporate EBITDA was 4.7 times. The Company has no debt maturities until 2020.

2019 Outlook

The Company is revising its 2019 Outlook on the low end of the range to account for the better than forecasted operating performance during the first quarter of 2019. The Company is also updating its outlook for $2.0 million of one-time costs incurred in the first quarter related to last year’s corporate acquisition and approximately $6.5 million of one-time expenses associated with the third-party management company and brand transition costs as part of its strategic property redevelopment plan, of which $3.2 million have already been recorded in the first quarter.

The current 2019 Outlook, which assumes $600.0 million of assets are sold over the course of 2019, with $252.5 million of assets having been sold in February 2019 (Liaison Capitol Hill and Hotel Palomar Washington, DC), $250.0 million of assets being sold in the second quarter of 2019, and $100.0 million of assets being sold at the end of the third quarter of 2019, is as follows:

	2019 Outlook as of April 25, 2019		Variance to Prior Outlook as of February 25, 2019
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$149.2	$157.2	($6.5)	($8.5)

Adjusted EBITDAre	$481.4	$489.4	$2.0	—
Adjusted EBITDAre growth rate	88.9%	92.0%	0.8%	—

Adjusted FFO	$341.9	$349.9	$2.0	—
Adjusted FFO per diluted share	$2.60	$2.67	$0.01	—
Adjusted FFO per diluted share growth rate	6.1%	9.0%	0.4%	—

This 2019 Outlook is based, in part, on the following estimates and assumptions:

Asset Sales during 2019	$600.0	$600.0	—	—
Q1 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$250.0	$250.0	—	—
Q2 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$250.0	$250.0	—	—
Q3 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$100.0	$100.0	—	—

U.S. GDP growth rate	2.0%	2.5%	—	—
U.S. Hotel Industry RevPAR growth rate	1.0%	3.0%	—	—

Same-Property RevPAR	$210	$214	—	—
Same-Property RevPAR growth rate	1.0%	3.0%	—	—

Same-Property EBITDA	$518.2	$526.2	$2.0	—
Same-Property EBITDA growth rate	0.5%	2.0%	0.4%	—
Same-Property EBITDA Margin	32.6%	32.7%	—	—
Same-Property EBITDA Margin growth rate	(50 bps)	(40 bps)	—	—

Corporate cash general and administrative expenses	$27.7	$27.7	($1.8)	($1.8)
Corporate non-cash general and administrative expenses	$8.9	$8.9	—	—
Preopening and other corporate expenses	$3.6	$3.6	$1.8	$1.8

Total capital investments related to renovations, capital maintenance and return on investment projects	$150.0	$170.0	—	—

Weighted-average fully diluted shares and units	131.3	131.3	—	—

The Company’s Outlook for the second quarter of 2019 is as follows:

	Second Quarter 2019 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss)	$46.4	$49.4

Q2 Asset Sales at a 5.5% 2018 NOI Capitalization Rate	$250.0	$250.0

Same-Property RevPAR	$229	$234
Same-Property RevPAR growth rate	0.0%	2.0%

Same-Property EBITDA	$153.6	$156.6
Same-Property EBITDA growth rate	(1.6%)	0.4%
Same-Property EBITDA Margin	36.0%	36.2%
Same-Property EBITDA Margin growth rate	(100 bps)	(75 bps)

Adjusted EBITDAre	$147.0	$150.0
Adjusted EBITDAre growth rate	101.8%	106.0%

Adjusted FFO	$104.9	$107.9
Adjusted FFO per diluted share	$0.80	$0.82
Adjusted FFO per diluted share growth rate	(1.2%)	1.2%

Weighted-average fully diluted shares and units	131.2	131.2

The 2019 Outlook excludes Liaison Capitol Hill and Hotel Palomar Washington, DC from Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate for all quarters of both 2019 and 2018 due to their sales during the first quarter of 2019.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary and could vary significantly, from the amounts shown above.

First Quarter 2019 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, April 26, 2019, at 10:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes before the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities.  The Company owns 61 hotels, totaling approximately 14,600 guest rooms, located in 10 states and the District of Columbia, including: Del Mar, California; Los Angeles, California (Beverly Hills, Santa

Monica and West Hollywood); San Diego, California; San Francisco, California; Santa Cruz, California; Washington, DC; Coral Gables, Florida; Key West, Florida; Naples, Florida; Buckhead, Georgia; Chicago, Illinois; Boston, Massachusetts; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington.  For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDAre, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of April 25, 2019. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$6,615,258	$6,534,193
Ground lease asset, net	—	199,745
Cash and cash equivalents	51,417	83,366
Restricted cash	25,654	24,445
Hotel receivables (net of allowance for doubtful accounts of $374 and $526, respectively)	71,971	59,897
Prepaid expenses and other assets	68,897	76,702
Total assets	$6,833,197	$6,978,348

LIABILITIES AND EQUITY

Liabilities:
Unsecured revolving credit facilities	$—	$170,000
Term loans, net of unamortized deferred financing costs	2,340,319	2,409,284
Senior unsecured notes, net of unamortized deferred financing costs	99,493	99,469
Mortgage debt, net of unamortized deferred financing costs	67,546	68,145
Accounts payable and accrued expenses	503,826	360,279
Deferred revenues	51,235	54,741
Accrued interest	5,800	2,741
Distribution payable	58,179	43,759
Total liabilities	3,126,398	3,208,418
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $510,000 at March 31, 2019 and December 31, 2018), 100,000,000 shares authorized; 20,400,000 shares issued and outstanding at March 31, 2019 and December 31, 2018	204	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,484,956 issued and outstanding at March 31, 2019 and 130,311,289 issued and outstanding at December 31, 2018	1,305	1,303
Additional paid-in capital	4,063,830	4,065,804
Accumulated other comprehensive income (loss)	(7,709)	1,330
Distributions in excess of retained earnings	(361,081)	(308,806)
Total shareholders' equity	3,696,549	3,759,835
Non-controlling interests	10,250	10,095
Total equity	3,706,799	3,769,930
Total liabilities and equity	$6,833,197	$6,978,348

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended March 31,
	2019	2018

Revenues:
Room	$248,986	$122,471
Food and beverage	86,750	44,568
Other operating	31,433	14,016
Total revenues	$367,169	$181,055

Expenses:
Hotel operating expenses:
Room	$67,375	$31,708
Food and beverage	63,357	30,596
Other direct and indirect	106,075	51,839
Total hotel operating expenses	236,807	114,143
Depreciation and amortization	54,302	24,902
Real estate taxes, personal property taxes, property insurance, and ground rent	31,437	12,115
General and administrative	8,629	2,337
Transaction costs	2,497	378
(Gain) loss and other operating expenses	3,560	(4,208)
Total operating expenses	337,232	149,667
Operating income (loss)	29,937	31,388
Interest expense	(29,328)	(9,811)
Other	9	2,510
Income (loss) before income taxes	618	24,087
Income tax (expense) benefit	5,037	429
Net income (loss)	5,655	24,516
Net income (loss) attributable to non-controlling interests	20	107
Net income (loss) attributable to the Company	5,635	24,409
Distributions to preferred shareholders	(8,139)	(4,023)
Net income (loss) attributable to common shareholders	$(2,504)	$20,386

Net income (loss) per share available to common shareholders, basic	$(0.02)	$0.29
Net income (loss) per share available to common shareholders, diluted	$(0.02)	$0.29

Weighted-average number of common shares, basic	130,431,074	68,876,444
Weighted-average number of common shares, diluted	130,431,074	69,208,048

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2019	2018

Net income (loss)	$5,655	$24,516
Adjustments:
Depreciation and amortization	54,243	24,849
FFO	$59,898	$49,365
Distribution to preferred shareholders	(8,139)	(4,023)
FFO available to common share and unit holders	$51,759	$45,342
Transaction costs	2,497	378
Non-cash ground rent	972	603
Management/franchise contract transition costs	3,172	52
Interest expense adjustment for acquired liabilities	271	299
Capital lease adjustment	691	142
Non-cash amortization of acquired intangibles	(437)	141
Estimated hurricane related repairs and cleanup costs	—	795
Gain on insurance settlement	(220)	(4,898)
Business interruption proceeds	220	3,381
Non-cash interest expense	1,778	—
Adjusted FFO available to common share and unit holders	$60,703	$46,235

FFO per common share - basic	$0.40	$0.66
FFO per common share - diluted	$0.40	$0.65
Adjusted FFO per common share - basic	$0.46	$0.67
Adjusted FFO per common share - diluted	$0.46	$0.67

Weighted-average number of basic common shares and units	130,801,030	69,112,795
Weighted-average number of fully diluted common shares and units	130,980,506	69,444,399

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2019	2018

Net income (loss)	$5,655	$24,516
Adjustments:
Interest expense	29,328	9,811
Income tax expense (benefit)	(5,037)	(429)
Depreciation and amortization	54,302	24,902
EBITDA / EBITDAre	$84,248	$58,800
Transaction costs	2,497	378
Non-cash ground rent	972	603
Management/franchise contract transition costs	3,172	52
Non-cash amortization of acquired intangibles	(437)	141
Estimated hurricane related repairs and cleanup costs	—	795
Gain on insurance settlement	(220)	(4,898)
Business interruption proceeds	220	3,381
Adjusted EBITDAre	$90,452	$59,252

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Strategic Disposition Program Summary
(Unaudited)

	Date of disposition	Sales price ($ in millions)	EBITDA multiple		Net operating capitalization rate	Sales price per key ($ in thousands)

Hotel dispositions:
Park Central San Francisco and Park Central New York / WestHouse New York	11/30/2018	$715.0	16.5	x	5.1%	$443
Gild Hall, New York	11/30/2018	38.8	15.8	x	5.3%	298
Embassy Suites Philadelphia Center City	11/30/2018	67.0	11.0	x	8.1%	233
The Grand Hotel Minneapolis	12/4/2018	30.0	8.5	x	10.4%	214
The Liaison Capitol Hill	2/14/2019	111.0	16.9	x	4.9%	324
Hotel Palomar Washington, DC	2/22/2019	141.5	14.9	x	5.9%	422
Onyx Hotel*	TBD	58.3	15.3	x	5.9%	521

Total / Average		$1,162	15.4	x	5.55%	$392

The EBITDA multiple and net operating capitalization rate are based on the applicable hotel's estimated trailing twelve-month operating performance at the time of disposition. The net operating income capitalization rate is based on an assumed annual capital reserve of 4.0% of total hotel revenues.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

*The sale of Onyx Hotel is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed.

Pebblebrook Hotel Trust
Reconciliation of 2019 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending June 30, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$46	$49	$149	$157
Adjustments:
Depreciation and amortization	53	53	218	218
Loss (gain) on sale of hotel properties	6	6	(21)	(21)
FFO	$105	$108	$346	$354
Distribution to preferred shareholders	(8)	(8)	(33)	(33)
FFO available to common share and unit holders	$97	$100	$313	$321
Non-cash ground rent	2	2	7	7
Non-cash interest expense	2	2	6	6
Other	4	4	16	16
Adjusted FFO available to common share and unit holders	$105	$108	$342	$350

FFO per common share - diluted	$0.74	$0.76	$2.38	$2.44
Adjusted FFO per common share - diluted	$0.80	$0.82	$2.60	$2.67

Weighted-average number of fully diluted common shares and units	131.2	131.2	131.3	131.3

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Non-cash interest expense: The Company excludes non-cash interest expense because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of 2019 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending June 30, 2019		Year ending December 31, 2019
	Low	High	Low	High

Net income (loss)	$46	$49	$149	$157
Adjustments:
Interest expense and income tax expense	36	36	116	116
Depreciation and amortization	53	53	218	218
EBITDA	$135	$138	$483	$491
Loss (gain) on sale of hotel properties	6	6	(21)	(21)
EBITDAre	$141	$144	$462	$470
Non-cash ground rent	2	2	7	7
Other	4	4	12	12
Adjusted EBITDAre	$147	$150	$481	$489

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses of on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes other expenses, which include transaction costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs because the Company believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2019	2018

Same-Property Occupancy	75.4%	76.1%
Increase/(Decrease)	(1.0%)
Same-Property ADR	$249.00	$236.40
Increase/(Decrease)	5.3%
Same-Property RevPAR	$187.76	$179.98
Increase/(Decrease)	4.3%

Same-Property Total RevPAR	$276.76	$265.20
Increase/(Decrease)	4.4%

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

Three months ended March 31,
2019
RevPAR variance to prior-year period:
San Francisco	23.7%
Boston	7.7%
Southern Florida	7.1%
Seattle	1.7%
San Diego	1.5%
Washington DC	(2.7%)
Los Angeles	(5.1%)
Other	(6.2%)
Portland	(10.0%)
Chicago	(16.5%)

West Coast	6.5%
East Coast	2.9%

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2019.

"Other" includes Atlanta (Buckhead), GA; Nashville, TN; New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2019	2018

Same-Property Revenues:
Room	$246,296	$236,063
Food and beverage	85,698	81,409
Other	31,048	30,367
Total hotel revenues	363,042	347,839

Same-Property Expenses:
Room	$66,289	$63,923
Food and beverage	62,063	58,866
Other direct	5,715	5,511
General and administrative	30,223	29,119
Information and telecommunication systems	5,776	5,918
Sales and marketing	28,651	28,272
Management fees	9,928	9,623
Property operations and maintenance	12,585	12,078
Energy and utilities	9,307	8,702
Property taxes	20,649	18,254
Other fixed expenses	11,767	10,110
Total hotel expenses	262,953	250,376

Same-Property EBITDA	$100,089	$97,463

Same-Property EBITDA Margin	27.6%	28.0%

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2019.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2018	2018	2018	2018	2018

Occupancy	76%	87%	89%	77%	82%
ADR	$236	$262	$260	$246	$252
RevPAR	$180	$228	$230	$191	$207

Hotel Revenues	$347.8	$435.1	$434.0	$379.7	$1,596.7
Hotel EBITDA	$97.5	$161.7	$158.6	$111.8	$529.6
Hotel EBITDA Margin	28.0%	37.2%	36.5%	29.5%	33.2%

	First Quarter
	2019

Occupancy	75%
ADR	$249
RevPAR	$188

Hotel Revenues	$363.0
Hotel EBITDA	$100.1
Hotel EBITDA Margin	27.6%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.